SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 10, 2003
(Date of earliest event reported)

ONYX ACCEPTANCE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	28050 (Commission File No.)	33-0577635 (I.R.S. Employer Identification No.)

27051 Towne Centre Drive, Suite 100 Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 465-3900

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	Former independent accountants

On December 10, 2003, the Audit Committee of the Board of Directors of Onyx Acceptance Corporation (the “Company”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors and appointed Grant Thornton LLP as the Company’s independent auditors, effective on such date. Other than an explanatory paragraph relating to a restatement of the 2002 financial statements, PwC’s audit reports on the Company’s financial statements for the most recent two fiscal years, which ended December 31, 2002 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s financial statements for the two most recent fiscal years, and through December 10, 2003:

a)	there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements; and

b)	there were no reportable events (as specified in Item 304(a) (1) (v) of Regulation S-K) except for the item discussed below as described in the 10-Q/A’s for the periods ended September 30, 2002 and March 31, 2003 and for the 10-K/A for the period ended December 31, 2002.

During the second quarter of 2003, PwC advised the Company of a reportable condition relating to its internal control structure as it relates to the use of cash flow models. The cash flow estimates provided by these models support the Company’s income recognition and impairment calculations. The models are complex and require manual intervention, both of which are factors that increase the propensity for human error. During the second quarter of 2003, the Company identified instances where errors were made in the estimated cash flows and therefore the residual interest in securitized assets valuation computations for the third and fourth quarters of 2002. In addition, the Company revised the method for amortizing loan premium amortization on contracts acquired in connection with clean up calls exercised on the Company’s securitization pools. In response to the above, management now prepares a detailed analysis of loan premium amortization and factors underlying any significant changes in estimated cash flows for each trust during the current reporting period versus the previous period’s estimated cash flows to further double-check the evaluation process.

(b)	New independent accountants

On December 10, 2003, the Audit Committee of the Board of Directors of Onyx Acceptance Corporation approved the selection of the Company’s new independent auditors. The Board of Directors ratified the selection of Grant Thornton LLP to replace PricewaterhouseCoopers LLP.

On December 10, 2003, the Company executed a formal engagement letter with Grant Thornton LLP to serve as the Company’s independent public accountants, effective immediately.

During the Company’s two most recent fiscal years through December 10, 2003, neither the Company nor anyone acting on its behalf consulted Grant Thornton LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 7. Exhibits

15.1	Letter dated December 17, 2003 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX ACCEPTANCE CORPORATION

December 17, 2003	By:	/s/ Don P. Duffy

Don P. Duffy, Executive Vice President, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

15.1	Letter dated December 17, 2003 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.